EIGHTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
THIS AMENDMENT (this “Amendment”) is entered into as of September 30, 2014, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”) and STARTEK, INC., a Delaware corporation, STARTEK USA, INC. , a Colorado corporation, and STARTEK HEALTH SERVICES, INC., a Colorado corporation (each a “Borrower”).
RECITALS
Each Borrower and Lender are parties to a Credit and Security Agreement dated as of February 28, 2012 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.
Each Borrower has requested that certain amendments be made to the Credit Agreement, which Lender is willing to make pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1.Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Schedule 1.1 of the Credit Agreement is amended by adding or amending and restating, as the case may be, the following definitions (in the case of “Permitted Indebtedness,” there is no change to any part of the definition except to add new subsection (i)):
“Collection Center” means Collection Center, Inc., a North Dakota corporation.
“Compliance Certificate” means a certificate substantially in the form of Exhibit A delivered by each chief financial officer of Borrowers to Lender.
“Daily Three Month LIBOR” means, for any day, the rate per annum for United States dollar deposits quoted by Lender for the purpose of calculating the effective Interest Rate for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for the 3 month delivery of funds in amounts approximately equal to the principal amount of such loans. Borrowers understand and agree that Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Lender in its discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market. When interest is determined in relation to Daily Three Month LIBOR, each change in the interest rate shall become effective each Business Day that Lender determines that Daily Three Month LIBOR has changed.

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“Guarantors” means Collection Center and each Person that becomes a guarantor after the Closing Date pursuant to Section 6.15 of this Agreement, and “Guarantor” means any one of them.
“Permitted Indebtedness” means:
(i)    Indebtedness of StarTek, Inc. described in and related to that certain Purchase Agreement dated as of September 22, 2014 by and among StarTek, Inc., Collection Center, Bryan Dvirnak and Michael Haas.
“Pledged Companies” means StarTek USA, Inc. and StarTek Health Services, Inc., together with each other non-CFC Person, all or a portion of whose Stock is acquired or otherwise owned by a Borrower after the Closing Date, excluding Collection Center and any other such non-CFC Person that becomes a Guarantor.
2.    Section 7.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“7.3    Restrictions on Fundamental Changes.
(a)    Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except for (i) any merger between Loan Parties, provided that a Borrower must be the surviving entity of any such merger to which it is a party, and (ii) any merger between Subsidiaries of a Borrower that are not Loan Parties;
(b)    Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of any Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than a Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of a Borrower that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Lender) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of a Borrower that is not liquidating or dissolving;
(c)    Suspend or cease operation of a substantial portion of its or their business, except as permitted pursuant to clauses 7.3(a) or (b) above or in connection with the transactions permitted pursuant to Section 7.4; or
(d)    Form or acquire any direct or indirect Subsidiary.
Notwithstanding the foregoing, Borrowers shall be permitted, without further consent of Lender, to do the following: (i) form one direct Subsidiary organized under the laws of Costa Rica and one direct Subsidiary organized under the laws of the Republic of

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the Philippines; (ii) transfer, assign, and convey assets and liabilities of StarTek International Limited related to (A) operations in Costa Rica to the newly-formed Subsidiary organized under the laws of Costa Rica and (B) operations in the Republic of the Philippines to the newly-formed Subsidiary organized under the laws of the Republic of the Philippines; (iii) dissolve StarTek International Limited; and (iv) acquire one or more direct or indirect Subsidiaries so long as the cash component of such acquisition(s) does not exceed $4,000,000 in the aggregate in any calendar year; provided that Borrowers shall cause all such newly-formed or acquired Subsidiaries to become parties to, and bound by, the terms and conditions of the Intercompany Subordination Agreement.”
3.    Section 12. For purposes of Section 12 (Notices), and any similar notice provision in other Loan Documents, the contact information for Lender is hereby amended and restated in its entirety to read as follows:
If to Lender:    WELLS FARGO BANK, NATIONAL ASSOCIATION
MAC C7300-210
1740 Broadway
Denver, CO 80274
Attn: Karen S. Kenney
Fax No.: (303) 863-4904

with courtesy copies to
(which shall not constitute
Notice for purposes of this
Section 12):
Markus Williams Young & Zimmermann LLC
1700 Lincoln Street, Suite 4550
Denver, CO 80203
Attn: Thomas H. Keyse, Esq.
Fax No.: (303) 830-0809

4.    No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
5.    Conditions Precedent. This Amendment shall be effective when Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Lender in its sole discretion:
(a)    The Acknowledgment and Agreement of each of StarTek Canada Services, Ltd., StarTek Honduras, SA de CV, StarTek International Limited, StarTek Philippines, Inc. and Collection Center (each a “Subordinated Creditor”) set forth at the end of this Amendment, duly executed by each Subordinated Creditor.

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(b)    Within sixty (60) days of the date of this Amendment, evidence that StarTek Health Services, Inc. and Collection Center have become parties to that certain Multilateral Assistance, Cash Management and Lending Agreement dated as of January 1, 2011 among Borrowers and their Subsidiaries, together with copies of any amendments to such Agreement.
(c)    Within sixty (60) days of the date of this Amendment, a Guaranty executed by Collection Center.
(d)    Within sixty (60) days of the date of this Amendment, a Security Agreement executed by Collection Center
(e)    Within sixty (60) days of the date of this Amendment, a Certificate of Authority of Collection Center certifying as to the resolutions of its governing body approving Collection Center becoming a Guarantor, pledging its assets to secure its Guaranty, and becoming a Subordinated Creditor (as defined in the Acknowledgement and Agreement at the end of this Amendment).
(f)    Within sixty (60) days of the date of this Amendment, evidence that all financing statements filed in the records of the Secretary of State of North Dakota naming Collection Center as “Debtor” and Union State Bank as “Secured Party,” including without limitation Filing No. 00-000937323 filed on April 24, 2000, as amended, has been terminated.
(g)    Such other matters as Lender may require.
6.    Representations and Warranties. Each Borrower hereby represents and warrants to Lender as follows:
(a)    Each Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and each of this Amendment and all such other agreements and instruments has been duly executed and delivered by each Borrower and constitutes the legally valid and binding agreement and obligation of such Person, enforceable against such Person in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(b)    The execution, delivery and performance by each Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of such Person, or any order, judgment, or decree of any court or other Governmental Authority binding on such Person, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Borrower except to the extent that any such conflict, breach or default could not individually or in the aggregate

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reasonably be expected to cause a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower’s interest holders or any approval or consent of any Person under any Material Contract of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.
(c)    All of the representations and warranties contained in Exhibit D of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
7.    References; Affirmation. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. The existing Loan Documents, except as amended by this Amendment or, as applicable, as amended (or amended and restated) by a separate agreement or instrument in connection herewith, shall remain in full force and effect, and each of them is hereby ratified and confirmed by each Borrower and Lender. Each Borrower and Lender intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Collateral granted pursuant to the Credit Agreement or any of the other Loan Documents evidencing, governing or creating a Lien on the Collateral. Each Borrower hereby ratifies and reaffirms any and all grants of the Liens to Lender on the Collateral as security for the Obligations, and acknowledges and confirms that the grants of the Liens to Lender on the Collateral: (i) represent continuing Liens on all of the Collateral, (ii) secure all of the Obligations, and (iii) represent valid first Liens on all of the Collateral, subject only to the Permitted Liens. The Credit Agreement, as amended by this Amendment, will be construed as one agreement.
8.    No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.
9.    Release. Each Borrower, and each Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditors set forth below, hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower or Subordinated Creditor has had, now has

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or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
10.    Costs and Expenses. Each Borrower hereby reaffirms its joint and several agreement under the Credit Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Borrower hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by any Borrower, make a loan to any Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.
11.    Miscellaneous. This Amendment and the Acknowledgment and Agreement of Subordinated Creditors may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
12.    Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt performance of, all Obligations under this Amendment.
[Signatures on the next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Karen S. Kenney Name: Karen S. Kenney Title: Authorized Signatory
STARTEK, INC.

By: /s/ Lisa Bulllington-Weaver
Name: Lisa Bullington-Weaver
Title: Senior Vice President and Chief Financial Officer

STARTEK USA, INC.

By: /s/ Lisa Bullington-Weaver
Name: Lisa Bullington-Weaver
Title: Senior Vice President and Chief Financial Officer

STARTEK HEALTH SERVICES, INC.

By: /s/ Lisa Bullington-Weaver
Name: Lisa Bullington-Weaver
Title: Senior Vice President and Chief Financial Officer

{Z0028767/3 }    Signature Page to Eighth Amendment
to Credit and Security Agreement

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS
The undersigned, each a subordinated creditor of StarTek, Inc. (“StarTek”), StarTek USA, Inc. (“StarTek USA”) and StarTek Health Services, Inc. (“StarTek Health Services”) to Wells Fargo Bank, National Association ( “Lender”), pursuant to an Intercompany Subordination Agreement dated as of February 28, 2012 (the “Intercompany Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 9 of the Amendment) and execution thereof; (iii) reaffirms all obligations to Lender pursuant to the terms of the Intercompany Subordination Agreement; (iv) acknowledges that effective September 30, 2014, all references in the Intercompany Subordination Agreement to: (a) “Borrower” shall be deemed to refer to any of StarTek, StarTek USA and StarTek Health Services, (b) “Borrowers” shall be deemed to refer to StarTek, StarTek USA and StarTek Health Services, collectively, (c) “Company” shall be deemed to refer to any of StarTek, StarTek USA, StarTek Health Services, StarTek Canada Services, Ltd. (“StarTek Canada”), StarTek Honduras, SA de CV (“StarTek Honduras”), StarTek International Limited (“StarTek International”), StarTek Philippines, Inc. (“StarTek Philippines”) and Collection Center, Inc. (“Collection Center”), and (d) “Companies” shall be deemed to refer to StarTek, StarTek USA, StarTek Health Services, StarTek Canada, StarTek Honduras, StarTek International, StarTek Philippines and Collection Center, collectively, and (v) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Loan Documents (other than the Intercompany Subordination Agreement) and any indebtedness or agreement of any Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under the Intercompany Subordination Agreement.

STARTEK CANADA SERVICES, LTD. By: /s/ Lisa Bullington-Weaver Name: Lisa Bullington-Weaver Title: Senior Vice President and Chief Financial Officer	STARTEK INTERNATIONAL LIMITED By: /s/ Lisa Bullington-Weaver Name: Lisa Bullington-Weaver Title: Senior Vice President and Chief Financial Officer
STARTEK HONDURAS, SA de CV By: /s/ Chad A. Carlson Name: Chad A. Carlson Title: President and Chief Executive Officer	STARTEK PHILIPPINES, INC. By: /s/ Chad A. Carlson Name: Chad A. Carlson Title: President and Chief Executive Officer
COLLECTION CENTER, INC. By: /s/ Lisa Bullington-Weaver Name: Lisa Bullington-Weaver Title: Treasurer

{Z0028767/3 }    Acknowledgment and Agreement of
Subordinated Creditors to Eighth Amendment
to Credit and Security Agreement